Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements No. 333-170043 on Form S-4, of our report dated February 13, 2011, relating to the consolidated financial statements of Jazz Technologies Inc., appearing in this Annual Report on Form 10-K of Jazz Technologies Inc. for the year ended December 31, 2010.

Brightman Almagor Zohar &Co.
Certified Public Accountants
A member of Deloitte Touche Tohmatsu

Tel Aviv, Israel
February 22, 2011